SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2005

SIMMONS BEDDING COMPANY

(formerly known as Simmons Company)

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-113861	13-3875743

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

(770) 512-7700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 29, 2005, Simmons Bedding Company (the “Company”) issued a press release announcing a realignment of its corporate management structure designed to streamline reporting of senior executives to the CEO. As a result of the realignment, the Company announced that its President Bob Hellyer will be leaving to pursue other professional opportunities. The Company does not plan to seek a replacement for Mr. Hellyer, who was named President in January 2001. Chairman and CEO Charlie Eitel will assume Mr. Hellyer’s responsibilities.

Item 8.01. Other Events.

     See Item 5.02.

Item 9.01. Financial Statements and Exhibits.

     Exhibit 99.1 Press release dated as of June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Bedding Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS BEDDING COMPANY
By:	/s/ William S. Creekmuir
William S. Creekmuir Executive Vice President and Chief Financial Officer

Date: June 30, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Name
99.1	Press release dated as of June 29, 2005.